PURCHASE AGREEMENT


         THIS PURCHASE AGREEMENT (this "Agreement"), made this 2nd day of September, 1998, by and among X-CEED, INC., a Delaware corporation ("Buyer") and WILLIAM N. ZABIT and JOYCE M. WESOLOWSKI (collectively, the "Sellers," and each individually a "Seller"):

                              W I T N E S S E T H:

         WHEREAS, the Sellers currently own all right, title and interest in the marks set forth on Schedule 1 attached hereto, including but not limited to the marks "Zabit," "Zabit & Associates, Inc." and "Z and device," together with the United States Patent and Trademark Service Mark application thereto and the goodwill represented thereby (the "Trademark"); and

         WHEREAS, Buyer desires to purchase and each Seller desires to sell the Trademark upon the terms and conditions herein set forth;

         NOW, THEREFORE, in consideration of the mutual covenants and provisions set forth in this Agreement, each Seller severally agrees with Buyer as follows:


                                   ARTICLE I.

                                Purchase and Sale

         A. Purchase and Sale. Upon the terms and conditions set forth in this Agreement, each Seller shall sell, transfer and deliver all right, title and interest in the Trademark to Buyer, and Buyer shall purchase the Trademark from Sellers.

         1.2 Transfer of Trademark. The transfer of the Trademark will be effected on the terms set forth herein and by such bills of sale, endorsements, assignments and other instruments of transfer in such form as shall be sufficient to transfer the Trademark to Buyer, free and clear of all liens of parties claiming an interest through each Seller, leases, security interests, claims, charges and encumbrances and as shall be reasonably required by Buyer and its counsel to vest good and marketable title to the Trademark in Buyer.


                                   ARTICLE II.

                           Purchase Price and Payment

         A. Purchase Price. The purchase price for the Trademark (the "Purchase Price") shall be an aggregate amount of three million two hundred thousand dollars ($3,200,000) to be paid to each Seller in the amounts set forth next to each Seller's name on Exhibit A hereto.

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         B. Payment.  Buyer shall pay the Purchase Price on the Closing Date (as defined in Section 6.1) by certified or bank check in New York Clearing House (same day) funds or wire transfer to the Sellers' respective bank accounts in accordance with the wire transfer instructions provided by Sellers.


                                  ARTICLE III.

              Representations, Warranties and Covenants of Sellers

         Each Seller hereby represents and warrants to Buyer, with respect to itself alone and not on behalf of any other Seller, that as of the date hereof and as of the Closing Date:

         A. Authority. Seller has the right, power, legal capacity and authority to execute, deliver and perform his or her obligations under this Agreement and the documents, instruments and certificates to be executed and delivered by such Seller pursuant to this Agreement. The execution, delivery of, and performance of the obligations contained in, this Agreement by such Seller and all documents, instruments and certificates made or delivered by such Seller pursuant to this Agreement, and the transactions contemplated hereby, have been duly authorized by all necessary action on the part of Sellers.

         B. Enforceability. The terms and provisions of this Agreement and all documents, instruments and certificates made or delivered from time to time by Seller hereunder and there under constitute valid and legally binding obligations of Seller, enforceable against Seller in accor dance with the terms hereof and thereof, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws and by general principles of equity.

         C. Approvals. The execution, delivery and performance of this Agreement by Seller do not require any consent of, notice to or action by any person or governmental authority which consent, notice or action has not been made, given or otherwise accomplished and satisfactory evidence thereof has been delivered to Buyer.

         D. TITLE. Seller hereby represents and warrants that Seller has good and marketable title to the Trademark, free and clear of any lien of parties claiming an interest through each Seller, claim, encumbrance, mortgage or cloud on clear and marketable title.

         E. Proprietary Rights. To the knowledge of Sellers, the Trademark does not infringe or misappropriate or otherwise violate or has not been alleged to infringe, misappropriate or otherwise violate any proprietary rights of any other person or entity, nor are Sellers alleged to be infringing upon, any proprietary rights of any other person or entity. To the knowledge of Sellers, no person or entity is engaged in any activity which would constitute infringement of Sellers' rights in the Trademark. Sellers are not party to any agreement to indemnify any other person or entity against any charge of infringement of any proprietary right except customary vendor provisions contained in software contracts.



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                                   ARTICLE IV.

                     Representations and Warranties of Buyer

         A. Organization and Qualification. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is authorized to transact business and is in good standing in each state in which its ownership of assets or conduct of business requires such qualification.

         B. Authority. Buyer has the right, power, legal capacity and authority to execute, deliver and perform its obligations under this Agreement and the documents, instruments and certificates to be executed and delivered by Buyer pursuant to this Agreement. The execution of, delivery of, and performance of the obligations contained in, this Agreement by Buyer and all documents, instruments and certificates made or delivered by Buyer pursuant to this Agreement, and the trans actions contemplated hereby, have been duly authorized by all necessary action on the part of Buyer and Buyer's shareholders.

         C. Enforceability. The terms and provisions of this Agreement and all documents, instruments and certificates made or delivered from time to time by Buyer hereunder and thereunder constitute valid and legally binding obligations of Buyer enforceable against Buyer in accordance with the terms hereof and thereof, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws and by general principles of equity.

         D. Approvals. The execution, delivery and performance of this Agreement by Buyer do not and will not require any consent of, notice to or any action by any person or governmental authority which consent, notice or action has not been made, given or otherwise accomplished and satisfactory evidence thereof has been delivered to Sellers.


                                   ARTICLE V.

                               Conditions of Sale

         A. Conditions to Buyer's Obligations. Buyer's obligation to purchase the Trademark shall be subject to the satisfaction of the following conditions, any of which may be waived in writing by Buyer in whole or in part:

         1. Upon payment by Buyer as contemplated hereunder, the Trademark shall be free and clear of any and all liens, leases, security interests, claims, mortgages and encumbrances of parties claiming an interest through each Seller.

         2. Each Seller shall have delivered to Buyer a Bill of Sale, substantially in the form of Exhibit B hereto, and each Seller shall have performed whatever acts are reasonably required or appropriate to transfer to Buyer the Trademark.


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         3. The  representations  and  warranties  of Sellers  contained in this
Agreement shall be true and correct and Sellers shall have performed or complied with all covenants, agreements and conditions in this Agreement to be performed or complied with by Sellers on or before the Closing.

         B. Conditions to Seller's Obligations. Seller's obligation to sell the Trademark shall be subject to the satisfaction of the following conditions, any of which may be waived in writing by Sellers in whole or in part:

         1. The representations and warranties of Buyer contained in this Agreement shall be true and correct and Buyer shall have performed or complied with all covenants, agreements and con ditions in this Agreement to be performed or complied with by Buyer on or before the Closing.

         2. Buyer shall have paid the Purchase Price.


                                   ARTICLE VI.

                               Completion of Sale

         The closing of the purchase and sale of the Trademark (the "Closing") shall take place at the offices of Pillsbury Madison & Sutro LLP, 235 Montgomery Street, San Francisco, California 94104, or at such other place as shall be mutually agreeable to the parties hereto, but in no event later than the close of business on September 3, 1998, promptly following the satisfaction or waiver of the conditions specified in Article 5. The date of the Closing is herein the "Closing
Date."


                                  ARTICLE VII.

                                   Termination

        A. Termination Events. This Agreement may, by notice given prior to or at the Closing, be terminated:

         1. by either Buyer or Sellers if a material breach of any provision of this Agreement has been committed by the other party and such breach has not been waived;

         2. (i) by Buyer if any of the conditions in Section 5.1 have not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date; or (ii) by Sellers, if any of the conditions in Section
5.2 have not been satisfied of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Sellers to comply with their obligations under this Agreement) and Sellers have not waived such condition on or before the Closing Date;

         3.  by mutual consent of Buyer and Sellers;


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         4. by either  Buyer or Sellers if the Closing has not  occurred  (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before September 3, 1998, or such later date as the parties may agree upon; or

         5. by Sellers if the trailing five (5) day weighted average price of shares of Buyer's Common Stock on the Nasdaq Small Cap Market or the Nasdaq National Market, as the case may be, is less than six dollars ($6) at the close of the business day preceding the Closing Date.

         B. Effect of  Termination.  Each  party's  right of  termination  under
Section 7.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 7.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Section 9.4 will survive; provided, however, that if this Agreement is terminated by a party because of the breach of this Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.


                                  ARTICLE VIII.

                            Indemnification; Remedies

         A. Survival; Right to Indemnification not Affected by Knowledge. All representations, warranties, covenants, and obligations in this Agreement, and any other certificate or document delivered pursuant to this Agreement will survive the Closing and shall terminate at the close of business sixteen (16) months following the Closing Date. The right to indemnification, payment of Damages (as defined below) or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

         B. Indemnification and Payment of Damages by Sellers. Sellers, severally, will indemnify and hold harmless Buyer for, and will pay to the Buyer the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising from or in connection with any breach of any representation or warranty made by Sellers in this Agreement or any other certificate or document delivered by Sellers pursuant to this Agreement.

The remedies provided in this Section 8.2 will be the exclusive remedy available to Buyer.


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         C.  Indemnification  and  Payment  of  Damages  by  Buyer.  Buyer  will indemnify and hold harmless Sellers, and will pay to Sellers the amount of, any Damages arising from or in connection with any breach of any representation or warranty made by Buyer in this Agreement or in any certificate delivered by Buyer pursuant to this Agreement.

         D.  Procedure for Indemnification -- Third Party Claims.

         1. Promptly after receipt by an indemnified  party under Section 8.2 or
8.3 of notice of the commencement of any proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

         2. If any proceeding referred to in Section 8.4(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such proceeding, the indemnifying party will be entitled to participate in such proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or
(ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such proceeding and provide indemnification with respect to such proceeding), to assume the defense of such proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Section 8 for any fees of other counsel or any other expenses with respect to the defense of such proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any proceeding and the indemnifying party does not, within ten (10) days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such proceeding, the indemnifying party will be bound by any determination made in such proceeding or any compromise or settlement effected by the indemnified party.

         E.  Procedure  for   Indemnification  --  Other  Claims.  A  claim  for
indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.



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                                   ARTICLE IX.

                                  Miscellaneous

         A. Further Assistance. Each Seller shall at its own expense, upon the request of Buyer, do, execute, acknowledge and deliver, and cause to be done, executed, acknowledged and delivered, all such further acts or instruments as may be required to effect or better transfer, convey and assign to Buyer the Trademark or to vest in Buyer good, valid and marketable title to the Trademark and carry out the purposes of this Agreement, including the filing of all necessary notices, forms and applications with the United States Patent and Trademark Office.

         B. Notices. Any notice or demand desired or required to be given hereunder shall be in writing and deemed given when personally delivered, sent by telecopier, overnight courier or deposited in the mail, postage prepaid, sent certified or registered, return receipt requested, and addressed as set forth below or to such other address as any party shall have previously designated by such a notice. Any notice so delivered personally or by telecopy shall be deemed to be received on the date of delivery or transmission by telecopier; any notice so sent by overnight courier shall be deemed to be received one (1) business day after the date sent; and any notice so mailed shall be deemed to be received on the date shown on the receipt. Rejection or other refusal to accept or inability to deliver because of a change of address of which no notice was given shall be deemed to be receipt of the notice.

         If to Buyer:

         X-ceed, Inc.
         488 Madison Avenue
         New York, New York 10022
         Attn:  Werner Haase
         Facsimile:  (212) 308-0640

         with a copy to:

         McLaughlin & Stern LLP
         260 Madison Avenue
         New York, New York  10016
         Attn:  Richard Blumberg, Esq.
         Facsimile:  (212) 448-0066

         If to Sellers:

         To the address set forth for such Seller on Exhibit A hereto.


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         with a copy to:

         Pillsbury Madison & Sutro LLP
         235 Montgomery Street
         San Francisco, CA 94104
         Attn:  Gregg Vignos, Esq.
         Facsimile:  (415) 983-1200

         C. Assignment. Buyer may not assign or transfer in any manner its rights under this Agreement without the prior written consent of Sellers. Subject to such assignment, this Agreement benefits and binds Sellers and Buyer and their respective heirs, personal representatives, successors and assigns.

        D. Costs. Each party shall bear its own costs associated with this transaction (including but not limited to attorneys' and brokers' fees and expenses) and any closing costs.

         E. Entire Agreement. This Agreement and the Exhibits attached hereto constitute the entire agreement among Sellers and Buyer with respect to the Trademark and supersedes all prior agreements, oral or written, relating thereto.

        F. Governing Law. This Agreement shall be construed in accordance with, and governed by, the laws of the State of Delaware, without regard to principals of conflicts of law.

         G. Waivers; Amendment. No waiver by any party of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by any party of the same or any other provision. This Agreement may be amended only by a writing executed by both parties hereto.

         H. Survival. Anything to the contrary in this Agreement notwithstanding, all representations and warranties of the parties made in this Agreement and the provisions of Section 9.4 hereof, shall survive and continue after any termination of this Agreement and the Closing hereunder.


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         I.  Counterparts.  This  Agreement  may be  executed  in any  number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. For purposes of executing this Agreement, the parties agree that facsimile signatures are acceptable.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                       BUYER:

                                       X-CEED, INC., a Delaware corporation

                                       By /s/ Werner G. Haase
                                       Name   Werner G. Haase
                                       Title   Chief Executive Officer


                                       SELLERS:

                                       /s/ William N. Zabit
                                       William N. Zabit

                                       /s/ Joyce M. Wesolowski
                                       Joyce M. Wesolowski



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                                                               EXHIBIT A


Seller                             Purchase Price


William N. Zabit                   $2,560,000
21 Newhall
San Rafael, CA 94901
Purchase Price


Joyce M. Wesolowski                $  640,000
506 Sausalito Avenue
Sausalito, CA 94965

                                                                      EXHIBIT B


                       BILL OF SALE AND GENERAL ASSIGNMENT


        FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, ____________________ ("Seller"), does hereby sell, assign, transfer and deliver to X-CEED, INC., a Delaware corporation ("Buyer"), its successors and assigns, all of Seller's right, title and interest in and to the Trademark as that term is defined in that certain Purchase Agreement dated as of September __, 1998 (the "Purchase Agreement"), by and between Seller, and certain other parties.

        TO HAVE AND TO HOLD, the same unto Buyer, its successors and assigns, forever.

        The sales and assignments made hereunder are made in accordance with and subject to the representations, warranties, covenants and provisions contained in the Purchase Agreement.

        Seller shall at its own expense, upon the request of Buyer, do, execute, acknowledge and deliver, and cause to be done, executed, acknowledged and delivered, all such further acts or instruments as may be required to effect or better transfer, convey and assign to Buyer the Trademark or to vest in Buyer good, valid and marketable title to the Trademark and carry out the purposes of the Purchase Agreement.

        Seller hereby represents and warrants that Seller has good and marketable title to the Trademark, free and clear of any lien, claim, encumbrance, mortgage or cloud on clear and marketable title of parties claiming an interest through Seller (other than Buyer or any party claiming an interest through Buyer or for any taxes agreed to be paid by Buyer under the Trademark Leases).


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        IN WITNESS  WHEREOF,  Seller has  caused  this Bill of Sale and  General
Assignment to be executed and delivered by a duly authorized officer as of this ____ day of September, 1998.

                                                       SELLER:


                                                       [Signature]


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